Exhibit 13.1

       Certification of the Principal Executive and Financial Officers of
                              Koor Industries Ltd.
                      Pursuant to 18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Koor Industries Ltd. (the "Company") for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jonathan B. Kolber, as Chief Executive Officer of the Company, and Yuval Yanai, as Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Jonathan B. Kolber
------------------------------
Name:  Jonathan B. Kolber
Title: Chief Executive Officer
Date:  July 15, 2005



/s/ Yuval Yanai
------------------------------
Name:  Yuval Yanai
Title: Senior Vice President and
       Chief Financial Officer
Date:  July 15, 2005


This certification is furnished as an exhibit to the Report and accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.